POWER OF ATTORNEY

I, the person whose signature appears below, hereby appoint Adam H. Broome, Secretary of Cree, Inc. (the "Company"),

and Tamara Cappelson, Stock Plan Manager of the Company, and each of them individually, as my attorneys-in-fact with the power and authority:

* to execute and file with the U.S. Securities and Exchange Commission on my behalf, pursuant to Section 16(a) of the

  Securities Exchange Act of 1934 and the rules thereunder: (1) Form ID, Uniform Application for Access Codes to File

  on EDGAR; (2) Initial Statement of Beneficial Ownership of Securities on Form 3; (3) Statements of Changes in Beneficial

  Ownership on Form 4; and (4) Annual Statements of Changes in Beneficial Ownership on Form 5; and any amendments thereto,

  with respect to my service as a director and/or officer of the Company and my holdings of and transactions in Company securities of which I may be deemed the beneficial owner;

* to do and perform on my behalf any and all other acts necessary or desirable to complete, execute and timely file such

  Forms ID, 3, 4 and 5 and any amendments thereto with the U.S. Securities and Exchange Commission and, if necessary, any stock exchange or similar authority, including but not limited to the power to designate any person then serving as a director or officer of the Company to be an additional or substitute attorney-in-fact under this Power of Attorney with the same power and authority as if such person were named herein, and to take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this

  Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his or her discretion.

The authority granted under this Power of Attorney shall continue in effect for each attorney-in-fact named above until I am no longer required to file reports with respect to my holdings of and transactions in Company securities or unless earlier revoked in a writing signed by me and delivered to such attorney-in-fact.  I acknowledge that neither the attorneys-in-fact nor the Company is assuming any of my responsibilities to comply with Section 16(a) of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, I have signed this Power of Attorney on the date shown below.

/s/ Stephen D. Kelley

Signature

Stephen D. Kelley

Typed or Printed Name

August 20, 2008

Date Signed